Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollar amounts presented in millions, except per share amounts)

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the pending acquisition (the “Acquisition”) of Omega Pharma Invest NV (“Omega”) by Perrigo Company plc (“Perrigo” or “the Company”) and certain of the contemporaneous financing transactions (collectively, the “Transaction”), which were announced on November 6, 2014.

The following unaudited pro forma condensed combined balance sheet as of September 27, 2014 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended June 28, 2014 and for the three months ended September 27, 2014 are based upon, derived from and should be read in conjunction with the historical audited financial statements of Perrigo for the fiscal year ended June 28, 2014 (which are available in Perrigo’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014), the historical audited financial statements of Omega for the year ended December 31, 2013 (which have been filed as Exhibit 99.1 to the Current Report on Form 8-K of Perrigo dated November 20, 2014), the historical unaudited financial statements of Perrigo for the three-month period ended September 27, 2014 (which are available in Perrigo’s Form 10-Q for the period ended September 27, 2014) and the historical unaudited financial information of Omega for the nine-month periods ended September 30, 2014 and September 30, 2013 (which have been filed as Exhibit 99.2 to the Current Report on Form 8-K of Perrigo dated November 20, 2014). Omega’s three-month period ended September 30, 2014 unaudited financial information was derived from Omega’s accounting records.

Perrigo prepares its financial information in accordance with accounting principles generally accepted in the United States (“US GAAP”) with all amounts stated in U.S. dollars. Omega prepares its financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) with all amounts presented in Euro. Amounts which reference the transfer of consideration are translated from Euro to U.S. dollars using the spot rate of $1.25 to €1.00.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”). The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

•	The issuance of 6,809,210 ordinary shares of Perrigo at $152.00 per share, or approximately $1,035 in the offering of ordinary shares that priced on November 20, 2014 and is expected to close on November 26, 2014 (“Equity Offering”);

•	The consummation of the pending acquisition of Omega in exchange for the issuance of 5,397,111 shares of Perrigo and $2,307 in cash consideration, which consists of Perrigo cash on hand and the proceeds from the Equity Offering as well as the execution of the November 6, 2014 Senior Unsecured 364-Day Bridge Facility Commitment Letter (“Bridge Financing Commitment Letter”);

•	The issuance of $1,600 of Senior Notes (the “Senior Notes”) in this offering.

On November 6, 2014, Perrigo entered into the Bridge Financing Commitment Letter pursuant to which JPMorgan Chase Bank, N.A. and Barclays Bank PLC have committed to provide up to €1,750 under a 364-day senior unsecured bridge loan facility (the “Bridge Loan Facility”). Perrigo expects to use the net proceeds from the Senior Notes, together with cash on hand and the net proceeds from the Equity Offering to fund the cash purchase price of the Acquisition and repay or refinance certain outstanding indebtedness of us and/or Omega. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the Bridge Loan Facility will not be funded and that the Bridge Financing Commitment Letter will be terminated at the completion of this offering of the Senior Notes. As a result, only the immediate write-off of the costs associated with the Bridge Financing Commitment Letter is reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes the issuance of Senior Notes in the aggregate principal amount of $1,600. If the actual aggregate principal amount of Senior Notes issued were different from this amount, the unaudited pro forma condensed combined financial information would differ accordingly.

On December 18, 2013, Perrigo acquired Elan Corporation (the “Elan Acquisition”) for $9,500, which consisted of cash consideration totaling approximately $3,300 and Perrigo share consideration valued at approximately $6,200. The historical audited financial statements of Perrigo for the fiscal year ended June 28, 2014 include the results of operations of Elan Corporation from December 18, 2013, the date of the Elan Acquisition, through June 28, 2014. The unaudited pro forma condensed combined statements of operations for the fiscal year ended June 28, 2014 give effect to the Elan Acquisition as if it had occurred on June 30, 2013. Financial information for Elan Corporation for the three months ended September 30, 2013 was derived from the historical unaudited financial statements of Elan Corporation for the three-month period ended September 30, 2013 (which is available in Perrigo’s Report on Form 8-K furnished with the SEC on August 15, 2014). Elan’s 79-day period ended December 18, 2013 was derived from Elan’s accounting records.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For purposes of the unaudited pro forma condensed consolidated financial information, the fair value of Omega’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value as of September 27, 2014. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Perrigo used certain current market-based assumptions, which will be updated upon completion of the Acquisition. Management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available, and such changes could be material.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended June 28, 2014 and the three months ended September 27, 2014 assume the completion of the Acquisition, the Equity Offering and the offering of the Senior Notes occurred on June 30, 2013. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 28, 2014 assumes the completion of the Elan Acquisition occurred on June 30, 2013. The unaudited pro forma condensed combined balance sheet as of September 27, 2014 assumes the Transaction occurred on September 27, 2014. The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Perrigo will experience after the Acquisition or the Elan Acquisition. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any expected cost savings, operating synergies, or revenue enhancements that may be realized subsequent to the Acquisition, or the impact of any non-recurring activity and one-time transaction-related or integration-related costs. No material transactions existed between Perrigo and Omega during the pro forma period.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of Perrigo and Omega incorporated by reference herein.

Perrigo’s fiscal year is a 52- or 53-week period, which ends the Saturday on or about June 30. In 2014, Perrigo’s fiscal year ended June 28. Omega’s fiscal year ends on December 31. As the fiscal years differ by more than 93 days, financial information for Omega for the twelve months ended December 31, 2013 and the six-month periods ended June 30, 2014 and June 30, 2013 has been used in preparation of the unaudited pro forma consolidated financial statements. The Omega unaudited financial information for the twelve-month period ended June 30, 2014 was derived by adding the audited consolidated statement of operations of Omega for the year ended December 31, 2013 to the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2014 and deducting the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2013 (see Note 4). Financial information for the unaudited pro forma condensed combined balance sheet as of September 27, 2014 and the unaudited pro forma condensed combined statements of operations for the three months ended September 27, 2014 was derived from the historical unaudited financial statements for the three months ended September 27, 2014 of Perrigo, which is Perrigo’s first fiscal quarter, and the historical unaudited accounting records for the three months ended September 30, 2014 of Omega, which is Omega’s third fiscal quarter. Omega’s third fiscal quarter was derived from taking unaudited historical accounting records for the nine months ended September 30, 2014 and deducting the unaudited historical statement of operations for the six months ended June 30, 2014.

Perrigo Company plc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 27, 2014

(In millions)	Historical Perrigo As Reported	Historical Omega, Adjusted for U.S. GAAP and Reclassifications Note (5)	Adjustments for the Omega Acquisition	Footnote Reference	Adjustments for Financing	Footnote Reference	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$891.5	$27.4	$(2,307.0)	6a	$(13.7)	6i	$1,157.3
	—	—	(27.0)	6h	1,600.0	6k	—
					(14.0)	6k
	—	—	—		1,035.0	6j	—
	—	—	—		(34.9)	6j	—
					—
Investment securities	21.6	—	—		—		21.6
Accounts receivable, net	869.4	312.1			—		1,181.5
Inventories	656.8	264.7	16.0	6d	—		937.5
Current deferred income taxes	64.6	6.3	—		—		70.9
Prepaid expenses and other current assets	130.1	60.7			—		190.8

Total current assets	2,634.0	671.2	(2,318.0)		2,572.4		3,559.6
Non-current assets:
Fixed assets, net	761.7	86.2			—		847.9
Goodwill and other indefinite-lived intangible assets	3,503.0	1,929.8	(1,929.8)	6f	—		7,883.1
	—	—	2,998.0	6e	—		—
	—	—	1,382.1	6f	—		—
Other intangible assets, net	6,671.8	16.0	(16.0)	6f	—		7,395.8
	—	—	724.0	6e	—		—
Non-current deferred income taxes	28.5	106.0	—		—		134.5
Other non-current assets	182.0	41.7			14.0	6k	237.7

Total non-current assets	11,147.0	2,179.7	3,158.3		14.0		16,499.0

Total assets	$13,781.0	$2,850.9	$840.3		$2,586.4		$20,058.6

	0
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$309.0	$246.1	$—		$—		$555.1
Payroll and related taxes	77.0	27.8	—		—		104.8
Accrued customer programs	274.5	33.4	—		—		307.9
Accrued liabilities	179.9	61.4	—		—		241.3
Accrued income taxes	31.7	42.7	—		—		74.4
Current deferred income taxes	4.3	—	—		—		4.3
Current portion of long-term debt	141.5	43.3	—		—		184.8

Total current liabilities	1,017.9	454.7	—		—		1,472.6
Non-current liabilities:
Long-term debt, less current portion	3,050.8	1,384.9	—		1,600.0	6k	6,035.7
Non-current deferred income taxes	708.7	157.5	826.0	6g	—		1,692.2
Other non-current liabilities	286.9	39.6	—		—		326.5

Total non-current liabilities	4,046.4	1,582.0	826.0		1,600.0		8,054.4

Total liabilities	5,064.3	2,036.7	826.0		1,600.0		9,527.0

Shareholders’ Equity:
Controlling interest:
Ordinary shares	6,685.2	494.2	855.5	6b	1,035.0	6j	8,540.8
	—	—	(494.2)	6c	(34.9)	6j
Accumulated other comprehensive income	74.3	(10.5)	10.5	6c	—		74.3
Retained earnings	1,957.2	331.0	(331.0)	6c	(13.7)	6i	1,916.5
	—	—	(27.0)	6h	—

	8,716.7	814.7	13.8		986.4		10,531.6
Noncontrolling interest:	—	0.5	(0.5)	6c	—		—

Total shareholders’ equity	8,716.7	814.2	14.3		986.4		10,531.6

Total liabilities and shareholders’ equity	$13,781.0	$2,850.9	$840.3		$2,586.4		$20,058.6

See the accompanying notes to the unaudited pro forma condensed combined balance sheet.

Perrigo Company plc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 27, 2014

(In millions, except per share amounts)	Historical Perrigo As Reported	Historical Omega, Adjusted for U.S. GAAP and Reclassifications Note (5)	Adjustments for the Omega Acquisition	Footnote Reference	Adjustments for Financing	Footnote Reference	Pro Forma
Net sales	$951.5	$412.4	$—		$—		$1,363.9
Cost of sales	629.7	184.1	(0.2)	7a	—		813.6

Gross profit	321.8	228.3	0.2		—		550.3

Operating Expenses
Distribution	14.4	21.0	—		—		35.4
Research and development	36.6	11.2	—		—		47.8
Selling and administration	131.9	134.5	(5.6)	7a	—		273.7
	—	—	12.9	7a	—		—
Restructuring	1.7	1.4	—		—		3.1
Other operating income expense, net	—	(2.2)					(2.2)

Total operating expenses	184.6	165.9	7.3		—		357.8

Operating income	137.2	62.4	(7.1)		—		192.5
Interest expense, net	25.9	13.8	—		16.7	7c	56.4
Other expense, (income), net	2.7	5.7	—		—		8.4

Income before income taxes	108.6	42.9	(7.1)		(16.7)		127.7
Income tax expense	12.3	(6.5)	(1.9)	7b	(2.1)	7b	1.8

Net income (loss)	$96.3	$49.4	$(5.2)		$(14.6)		$125.9

Earnings per share:
Basic earnings per share	$0.72						$0.86

Diluted earnings per share	$0.72						$0.86

Weighted average shares outstanding:
Basic	133.9						146.1

Diluted	134.4						146.6

See the accompanying notes to the unaudited pro forma combined statement of operations.

Perrigo Company plc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended June 28, 2014

(In millions, except per share amounts)	Historical Perrigo as Reported	Elan Pro Forma Adjustments Note (9)	Historical Omega, Adjusted for U.S. GAAP and Reclassifications Note (5)	Adjustments for the Omega Acquisition	Footnote Reference	Adjustments for Financing	Footnote Reference	Pro Forma
Continuing operations
Net sales	$4,060.8	$92.2	$1,698.6	$—		$—		$5,851.6
Cost of sales	2,613.1	137.8	791.4	(0.6)	8a	—		3,541.7

Gross profit	1,447.7	(45.6)	907.2	0.6		—		2,309.9

Operating Expenses
Distribution	55.3	—	95.2	—		—		150.5
Research and development	152.5	32.6	47.6	—		—		232.7
Selling and administration	619.9	(68.1)	535.0	(24.0)	8a	—		1,114.6
	—	—	—	51.8	8a	—		—
Write-off of in-process research								—
and development	6.0	—	—	—		—		6.0
Restructuring	47.0	74.2	11.2	—		—		132.4
Other operating income expense, net	—	39.3	(8.7)	—		—		30.6

Total operating expenses	880.7	78.0	680.3	27.8		—		1,666.8

Operating income (loss)	567.0	(123.6)	226.9	(27.2)		—		643.1
Interest, net	103.5	4.2	59.0	—		66.9	8c	233.6
Other expense (income), net	12.4	18.6	25.8	—		—		56.8
Loss on sales of investments	12.7	—	—	—		—		12.7
Loss on extinguishment of debt	165.8	(165.8)	—	—		—		—

Income from continuing operations before income taxes	272.6	19.4	142.1	(27.2)		(66.9)		340.0
Income tax expense	67.3	88.5	30.6	(7.3)	8b	(8.4)	8b	170.7

Net income (loss)	$205.3	$(69.1)	$111.5	$(19.9)		$(58.5)		$169.3

Earnings (loss) per share:
Basic	$1.78							$1.33

Diluted	$1.77							$1.32

Weighted average shares outstanding:
Basic	115.1							127.3

Diluted	115.6							127.8

See the accompanying notes to the unaudited pro forma combined statement of operations.

Perrigo Company plc

Notes to the Unaudited Condensed Combined Financial Information

(In millions, except per share amounts)

1. Description of Transactions

On November 6, 2014, Perrigo entered into an Agreement for the Sale and Purchase (the “Share Purchase Agreement”) of Omega from Alychlo NV (“Alychlo”) and Holdco I BE NV (“Holdco” and, together with Alychlo, the “Sellers”), pursuant to which the Company will purchase (the “Acquisition”) from the Sellers 685,348,257 shares (the “Shares”) of Omega. Amounts which reference the transfer of consideration are translated from Euro to U.S. dollars using the spot rate of $1.25 to €1.00.

In consideration for the Shares, the Company will pay the Sellers $2,307 in cash (the “Cash Consideration”) and issue to Alychlo 5,397,711 shares of the Company (the “Non-Cash Consideration” and, together with the Cash Consideration, the “Acquisition Consideration”). The Company will also assume all outstanding indebtedness of Omega and its subsidiaries, as described below. The Acquisition Consideration will be increased by interest from September 30, 2014 until the completion date on an amount of €2.48 billion starting at a rate of 5%, subject to monthly increases as set forth in the Share Purchase Agreement.

The unaudited pro forma condensed combined financial information gives effect to the following:

•	The issuance of 6,809,210 ordinary shares of Perrigo at $152.00 per share, or approximately $1,035, in the offering of ordinary shares that priced on November 20, 2014 and is expected to close on November 26, 2014, based on the November 21, 2014 share offering at $152.00 per share (“Equity Offering”);

•	The consummation of the pending acquisition of Omega in exchange for the issuance of 5,397,111 shares of Perrigo and $2,307 in cash consideration, which consists of Perrigo cash on hand and the proceeds from the Equity Offering, as well as the execution of the November 6, 2014 Senior Unsecured 364-Day Bridge Facility Commitment Letter (“Bridge Financing Commitment Letter”);

•	The issuance of $1,600 of Senior Notes (the “Senior Notes”) in this offering.

The Share Purchase Agreement contains customary representations, warranties, and covenants of the parties thereto.

On November 6, 2014, Perrigo entered into the Bridge Financing Commitment Letter pursuant to which JPMorgan Chase Bank, N.A. and Barclays Bank PLC have committed to provide up to €1,750 under a 364-day senior unsecured bridge loan facility (the “Bridge Loan Facility”). Perrigo expects to use the net proceeds from the Senior Notes, together with cash on hand and the net proceeds from the Equity Offering to fund the cash purchase price of the Acquisition and repay or refinance certain outstanding indebtedness of us and/or Omega. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the Bridge Loan Facility will not be funded and that the Bridge Financing Commitment Letter will be terminated at the completion of this offering of the Senior Notes. As a result, only the immediate write-off of the costs associated with the Bridge Financing Commitment Letter is reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes the issuance of Senior Notes in the aggregate principal amount of $1,600. If the actual aggregate principal amount of Senior Notes issued were different from this amount, the unaudited pro forma condensed combined financial information would differ accordingly.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of Perrigo, Omega, and Elan. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”). The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under US GAAP, expands disclosures about fair value measurements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or assets may be required to be valued at a fair value measurement that do not reflect management’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date and that the fair value of acquired in-process research and development (“IPR&D”) be recorded on the balance sheet.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. At this time, to the extent they exist, management does not have sufficient information to determine the fair value of contingencies of Omega to be acquired. If information becomes available which would permit management to determine the fair value of these acquired contingencies, these amounts will be adjusted in accordance with ASC 820.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Omega as if the acquisition occurred on September 27, 2014. The pro forma adjustments to reflect the acquired assets and assumed liabilities of Omega are based on the fair value of Omega assets and liabilities as of September 30, 2014, which is the last day of the third quarter of Omega’s 2014 fiscal year. Given the proximity of these balance sheet dates, no adjustment was deemed necessary to align these dates in the presentation of the unaudited pro forma condensed combined balance sheet. Similarly, the unaudited historical Omega statements of operations information are based upon the periods from July 1, 2013 to June 30, 2014 and July 1, 2014 to September 30, 2014. Management is not aware of any material transactions entered into by Omega from June 29, 2014 to June 30, 2014 or from September 28, 2014 to September 30, 2014.

The unaudited pro forma combined statement of operations for the fiscal year ended June 28, 2014, gives effect to the historical results of Elan for the period June 30, 2013 through December 18, 2013 (the date of the Elan Acquisition) and related pro forma adjustments.

The date of the Share Purchase Agreement is November 6, 2014. For purposes of the unaudited pro forma condensed combined financial information, the valuation of consideration transferred is based on, among other things, the share price of Perrigo at the close of the last trading day prior to the Share Purchase Agreement, or November 5, 2014, of $158.50 per share. The consideration transferred will ultimately be based on the closing date share price of Perrigo’s ordinary shares on the acquisition date (generally the closing date), and could materially change. The fair value of ordinary shares was estimated based on Perrigo’s closing share price at November 5, 2014, of $158.50 per share. An increase of 20% in Perrigo’s share price would increase the total consideration by $171.1, and a decrease of 20% in Perrigo’s share price would decrease the total consideration by $171.1. The actual purchase price will fluctuate until the closing of the acquisition.

3. Accounting Policies

Acquisition accounting rules require evaluation of certain assumptions, estimates or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Adjustments were made to: convert the financial statements of Omega from IFRS to US GAAP, conform to the Company’s classifications and translate the Euro amounts into U.S. dollars, as set out further in Note 5. For the purposes of preparing this unaudited pro forma condensed combined financial information, management has prepared these adjustments based on a preliminary analysis of the adjustments required to convert the Omega financial statements from IFRS to US GAAP. Apart from these adjustments, the accounting policies of Perrigo may materially vary from those of Omega. During the preparation of this unaudited pro forma condensed combined financial information, management has performed a preliminary analysis of Omega’s accounting policies. The Company’s assessment is ongoing and, at the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments made herein, the Company is not aware of any other material differences. Accordingly, this unaudited pro forma condensed combined financial information assumes no other material differences in accounting policies between the two companies. Following the acquisition, management will conduct a final review of Omega’s accounting policies in an effort to determine if additional differences in accounting policies and/or additional differences between IFRS and US GAAP require adjustment or reclassification of Omega’s results of operations or require reclassification of assets or liabilities to conform to Perrigo’s accounting policies and classifications, or US GAAP or other adjustments which may be required by acquisition accounting rules. As a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

4. Reconciliation of Omega’s Unaudited Historical Statement of Operations

Reconciliations of Omega’s unaudited historical statement of operations for the three-month period ended September 30, 2014 and the twelve-month period ended June 30, 2014, respectively, are as follows:

	Unaudited
	As Reported By Omega
		Less:
(in € millions)	Nine Months Ended September 30, 2014	Six Months Ended June 30, 2014	Three Months Ended September 30, 2014
Net sales	€960.7	€649.8	€310.9
Cost of goods sold	(427.4)	(290.2)	(137.2)

Gross margin	533.3	359.6	173.7
Distribution expenses	(48.9)	(33.0)	(15.9)
Sales and marketing expenses	(268.5)	(177.0)	(91.5)
General administrative expenses	(42.5)	(27.7)	(14.8)
Other operating income/expense, net	(3.8)	(2.8)	(1.0)
Non recurring result	11.1	11.0	0.1

Operating profit	180.7	130.1	50.6
Finance income	3.0	2.4	0.6
Finance cost	(48.6)	(33.3)	(15.3)

Net finance cost	(45.6)	(30.9)	(14.7)

Result before income tax	135.1	99.2	35.9
Income tax (expense) benefit	(14.9)	(18.8)	3.9

Result after income tax	€120.2	€80.4	€39.8

Financial information for the unaudited pro forma condensed combined balance sheet as of September 27, 2014 and the unaudited pro forma condensed combined statements of operations for the three months ended September 27, 2014 was derived from the historical unaudited financial statements for the three months ended September 27, 2014 of Perrigo, which is Perrigo’s first fiscal quarter, and historical unaudited accounting records for the three months ended September 30, 2014 of Omega, which is Omega’s third fiscal quarter. Omega’s third fiscal quarter was derived from taking historical accounting records for the nine months ended September 30, 2014 and deducting the historical statement of operations for the six months ended June 30, 2014.

		Unaudited
		As Reported By Omega
		Less:	Add:
(in € millions)	Year Ended December 31, 2013 Audited	Six Months Ended June 30, 2013 Unaudited	Six Months Ended June 30, 2014 Unaudited	Twelve-Months Ended June 30, 2014
Net sales	€1,213.4	€611.1	€649.8	€1,252.1
Cost of goods sold	(559.4)	(279.9)	(290.2)	(569.7)

Gross margin	654.0	331.2	359.6	682.4
Distribution expenses	(69.9)	(34.4)	(33.0)	(68.5)
Sales and marketing expenses	(348.4)	(174.7)	(177.0)	(350.7)
General administrative expenses	(59.1)	(28.2)	(27.7)	(58.6)
Other operating income/expense, net	3.1	3.2	(2.8)	(2.9)
Non recurring expenses	(42.1)	(15.6)	11.0	(15.5)

Operating profit	137.6	81.5	130.1	186.2
Finance income	4.6	1.0	2.4	6.0
Finance cost	(67.9)	(32.7)	(33.3)	(68.5)

Net finance cost	(63.3)	(31.7)	(30.9)	(62.5)

Result before income tax	74.3	49.7	99.2	123.8
Income tax expense	(19.8)	(10.5)	(18.8)	(28.1)

Result after income tax	€54.5	€39.2	€80.4	€95.7

Perrigo’s fiscal year is a 52- or 53-week period, which ends the Saturday on or about June 30. In 2014, Perrigo’s fiscal year ended June 28. Omega’s fiscal year ends on December 31. As the fiscal years differ by more than 93 days, financial information for Omega for the twelve months ended December 31, 2013 and the six-month periods ended June 30, 2014 and June 30, 2013 has been used in preparation of the unaudited pro forma consolidated financial statements. The Omega financial information for the twelve-month period ended June 30, 2014 was derived by adding the audited consolidated statement of operations of Omega for the year ended December 31, 2013 to the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2014 and deducting the unaudited consolidated statement of operations of Omega for the six months ended June 30, 2013.

The unaudited historical statement of operations of Omega includes certain charges which management believes will not have a continuing impact on the combined business. These have not been removed from the unaudited pro forma condensed combined statement of operations, as they are not directly attributable to the transaction. Refer to Note 5 for adjustments to the above reconciliation for the conversion from IFRS to US GAAP and from Euro to U.S. dollars.

5. IFRS to US GAAP Adjustments, Foreign Currency Translation and Reclassifications

The historical financial information of Omega was prepared in accordance with IFRS as issued by the IASB with all amounts presented in Euro. The Omega unaudited financial information reflected in the pro forma financial information has been adjusted for the identified preliminary differences between IFRS and US GAAP and translated from the Euro amounts into U.S. dollars. In addition, certain balances were reclassified from the Omega unaudited historical financial statements so that their presentation would be consistent with the Company’s presentation. These adjustments and reclassifications are based on management’s preliminary analysis. When management conducts a final review in an effort to determine whether additional differences in accounting policies require adjustment or reclassification of Omega’s results of operations or reclassification of assets or liabilities to conform to Perrigo’s accounting policies and classifications or are required by acquisition accounting rules, additional differences may be identified that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Omega Balance Sheet presented in US GAAP as of September 30, 2014

The following table reflects the adjustments made to the Omega unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 to convert from IFRS to US GAAP and from Euro to U.S. dollars using the spot rate of $1.2685 to €1.00 as of September 30, 2014.

(in millions)	Omega IFRS (Euro)	IFRS to US GAAP Adjustments (Euro)		Omega US GAAP (Euro)	Omega US GAAP (USD)
Assets
Current assets:
Inventories	€208.7	€—		€208.7	$264.7
Trade receivables	220.8	—		220.8	280.1
Other current assets	51.7	—		51.7	65.6
Of which Income tax assets [1]	5.0	—		5.0	6.3
Cash and cash equivalents	21.6	—		21.6	27.4

Total current assets	502.8	—		502.8	637.8
Non-current assets:
Intangible assets	1,629.5	(83.2	)5a	1,533.9	1,945.8
		(12.4	)5b
Of which Consolidation goodwill [2]	603.9	—		603.9	766.0
Property, plant and equipment	85.5	12.4	5b	97.9	124.2
Deferred income tax assets	59.5	24.1	5a	83.6	106.0
Other non-current assets	2.9	—		2.9	3.7

Total non-current assets	1,777.4	(59.1)		1,718.3	2,179.7

Total assets	€2,280.2	€(59.1)		€2,221.1	$2,817.5

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings (current financial liabilities)	€34.2	€—		€34.2	$43.4
Trade payables	194.0	—		194.0	246.1
Taxes, remuneration and social security	55.6	—		55.6	70.4
Other current payables	48.3	—		48.3	61.4

Total current liabilities	332.1	—		332.1	421.3
Non-current liabilities:
Provisions	1.8	—		1.8	2.3
Pension obligations	13.8	—		13.8	17.5
Deferred income tax liabilities	124.2	—		124.2	157.5
Retail bond	600.0	—		600.0	761.1
Borrowings (non-current financial liabilities)	491.8	—		491.8	623.8
Other non-current liabilities	1.1	—		1.1	1.4
Derivative financial instruments	14.5	—		14.5	18.4

Total non-current liabilities	1,247.2	—		1,247.2	1,582.0

Total liabilities	1,579.3	—		1,579.3	2,003.3

Equity: Equity attributable to the shareholders of the parent company
Share capital and share premium	424.5	—		424.5	538.5
Retained earnings	320.0	(59.1	)5a	260.9	331.0
Treasury shares	(34.9)	—		(34.9)	(44.3)
Fair value and other reserves	(9.3)	—		(9.3)	(11.8)
Cumulative translation adjustments	1.0	—		1.0	1.3

					—
Equity attributable to non-controlling interests	(0.4)	—		(0.4)	(0.5)

Total shareholders’ equity	700.9	(59.1)		641.8	814.2

Total liabilities and shareholders’ equity	€2,280.2	€(59.1)		€2,221.1	$2,817.5

(1)	Amount is included within Other current assets
(2)	Amount is included within Intangible assets
(a)	To eliminate capitalized development costs having a net book value of €83.2 and to record the related deferred tax asset of €24.1. Under IFRS, development costs can be capitalized under certain conditions. These costs do not qualify for capitalization under US GAAP and will be expensed as incurred.
(b)	To reclassify capitalized software from intangibles to property, plant and equipment. These assets are not classified as intangible assets under US GAAP.

Unaudited Pro Forma Omega Statement of Operations presented in US GAAP for the Three Months Ended September 30, 2014

The following table reflects the adjustments made to the Omega unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2014 to convert from IFRS to US GAAP and from Euro to U.S. dollars using a historical average exchange rate of $1.3266 to €1.00 from July 1, 2014 to September 30, 2014.

	Omega IFRS	IFRS to US GAAP Adjustments		Omega US GAAP	Omega US GAAP
(in millions)	(Euro)	(Euro)		(Euro)	(USD)
Net sales	€310.9	€—		€310.9	$412.4
Cost of goods sold	(137.2)	(0.9	)5c	(138.1)	(183.2)

Gross margin	173.7	(0.9)		172.8	229.2

Distribution expenses	(15.9)	(0.1	)5c	(16.0)	(21.2)
Sales and marketing expenses	(91.5)	(1.9	)5c	(93.4)	(124.0)
General administrative expenses	(14.8)	(0.5	)5c	(15.3)	(20.4)
Other operating income/expense, net	(1.0)	—		(1.0)	(1.3)
Non recurring result	0.1	—		0.1	0.1

Operating profit	50.6	(3.4)		47.2	62.4

Finance income	0.6	—		0.6	0.8
Finance cost	(15.3)	—		(15.3)	(20.3)

Net finance cost	(14.7)	—		(14.7)	(19.5)

Result before income tax	35.9	(3.4)		32.5	42.9
Income tax benefit	3.9	1.05	d	4.9	6.5

Result after income tax	€39.8	€(2.4)		€37.4	$49.4

(c)	Represents the recognition of development costs for an amount of €8.4, which costs were capitalized under IFRS but cannot be capitalized under US GAAP, and the reversal of the amortization charges for an amount €5.0 with respect to the capitalized development costs.
(d)	Represents the income tax impact of the pre-tax IFRS to US GAAP adjustments based on the weighted average statutory tax rates of 29%.

Unaudited Pro Forma Omega Statement of Operations presented in US GAAP for the Twelve-Months Ended June 30, 2014

The following table reflects the adjustments made to the Omega unaudited pro forma consolidated statement of operations for the twelve months ended June 30, 2014 to convert from IFRS to US GAAP and Euro to U.S. dollars using a historical average exchange rate of $1.3566 to €1.00 from July 1, 2013 to June 30, 2014.

	Omega IFRS (Euro)	IFRS to US GAAP Adjustments (Euro)		Omega US GAAP (Euro)	Omega US GAAP (USD)
(in millions)
Net sales	€1,252.1	€—		€1,252.1	$1,698.6
Cost of goods sold	(569.7)	(4.3	)5e	(574.0)	(778.7)

Gross margin	682.4	(4.3)		678.1	919.9

Distribution expenses	(68.5)	(0.5	)5e	(69.0)	(93.6)
Sales and marketing expenses	(350.7)	(12.3	)5e	(363.0)	(492.3)
General administrative expenses	(58.6)	(2.0	)5e	(60.6)	(82.2)
Other operating income/expense, net	(2.9)	—		(2.9)	(3.9)
Non recurring expenses	(15.5)	—		(15.5)	(21.0)

Operating profit	186.2	(19.1)		167.1	226.9

Finance income	6.0	—		6.0	8.1
Finance cost	(68.5)	—		(68.5)	(92.9)

Net finance cost	(62.5)	—		(62.5)	(84.8)

Result before income tax	123.7	(19.1)		104.6	142.1
Income tax (expense) benefit	(28.1)	5.55	f	(22.6)	(30.6)

Result after income tax	€95.6	€(13.6)		€82.0	$111.5

(e)	Represents the recognition of development costs for an amount of €35.1, which costs were capitalized under IFRS but cannot be capitalized under US GAAP, and the reversal of the amortization charges for an amount €16.1 with respect to the capitalized development costs.
(f)	Represents the income tax impact of the pre-tax IFRS to US GAAP adjustments based on the weighted average statutory tax rates of 29%.

Reclassifications

Certain balances were reclassified from the financial statement line items as shown within the unaudited pro forma Omega Balance Sheet presented in US GAAP as of September 30, 2014 so their presentation would be consistent with the financial statement line items for Perrigo and reconcile from Note 5 to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 27, 2014:

Increase/(Decrease)
Assets
Current assets:
Accounts receivable, net	32.0
Current deferred income taxes	6.3
Prepaid expenses and other current assets	(4.9)
Non-current assets:
Fixed assets, net	(38.0)
Goodwill and other indefinite-lived intangible assets	(16.0)
Other intangible assets, net	16.0
Other non-current assets	38.0

Total Assets	33.4

Liabilities and Shareholders’ Equity
Current liabilities:
Payroll and related taxes	(42.7)
Accrued customer programs	33.4
Accrued income taxes	42.7
Non-current liabilities:
Provisions	(2.3)
Other non-current liabilities	(1.4)
Derivative financial instruments	(18.4)
Pension obligations	(17.5)
Other non-current liabilities	38.2

Total Liabilities	33.4

Shareholders’ Equity:
Controlling interest:
Share capital and share premium	(538.5)
Treasury shares	44.3
Ordinary shares	494.2
Fair value and other reserves	11.8
Cumulative translation adjustments	(1.3)
Accumulated other comprehensive income	(10.5)

Total Equity	0.0

Certain financial statement line items were reclassified from the unaudited pro forma Omega statement of operations presented in US GAAP for the three-month period ended September 30, 2014 so their presentation would be consistent with the financial statement line items for Perrigo and reconcile from Note 5 to the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended September 27, 2014:

Increase/(Decrease)
Cost of sales	$0.9
Operating Expenses
Distribution	(0.2)
Research and development	11.2
Selling and administration	(9.8)
Restructuring	1.5
Other operating income expense, net	(3.6)
Interest expense, net	(5.7)
Other expense, (income), net	5.7

Certain financial statement line items were reclassified from the unaudited pro forma Omega statement of operations presented in US GAAP for the twelve-month period ended June 30, 2014 so their presentation would be consistent with the financial statement line items for Perrigo and reconcile from Note 5 to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended June 28, 2014:

Increase/(Decrease)
Cost of sales	$12.7
Operating Expenses
Distribution	1.6
Research and development	47.6
Selling and administration	(39.5)
Restructuring	(9.8)
Other operating income expense, net	(12.6)
Interest, net	(25.8)
Other expense (income), net	25.8

6. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary. An independent third-party appraiser assisted in performing a preliminary valuation. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Omega’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include the further identification of in-process research and development or other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material.

The preliminary consideration and allocation of the purchase price to the fair value of Omega’s assets acquired and liabilities assumed as if the acquisition date were September 27, 2014 is presented as follows. Amounts which reference the transfer of consideration are translated from Euro to U.S. dollars using the spot rate of $1.25 to €1.00.

	Note	Amount
Calculation of consideration
Cash paid to Omega shareholders comprised of:
Proceeds from the Equity Offering (6,809,210 shares)	6a	$1,035.0
Proceeds from the Offering of the Senior Notes and/or historical Perrigo cash	6a	1,272.0

Cash paid to Omega shareholders (€ 1,846)		2,307.0
Fair value of common stock issued to the Sellers (5,397,711 shares)	6b	855.5

Fair value of total consideration transferred		$3,162.5
Recognized amounts of identifiable assets acquired and liabilities assumed
Book value of Omega’s net assets	6c	$814.2
Net fair value adjustments to inventories	6d	16.0
Fair value of identifiable intangible assets
Indefinite Lived Brands	6e	2,998.0
Definite Lived Intangible Assets
Omega Pharma Tradename	6e	46.0
Other Brands	6e	547.0
Distribution/Generic Relationships	6e	131.0

Total Definite Lived Intangible Assets		724.0
Less historical book value of Omega goodwill and other intangible assets	6f	(1,945.8)

Net assets to be acquired		2,606.4
Deferred tax liabilities	6g	(826.0)
Goodwill	6f	$1,382.1

(a)	Represents cash consideration transferred to Omega as calculated below:

Preliminary estimate of cash paid to Omega shareholders as consideration
Cash consideration from Equity Offering proceeds
Shares issued in connection with the Equity Offering	6,809,210
November 21, 2014 public offering price of $152 per share	$152.00

$1,035.0
Proceeds from the Offering of the Senior Notes and/or historical Perrigo cash	1,272.0

Total cash paid to Omega shareholders	$2,307.0

(b)	The acquisition date fair value of Perrigo shares issued to Alychlo shareholders was calculated as shown below:

Shares of Perrigo to be issued to Alychlo	5,397,711
Value per share on November 5, 2014	$158.50

Fair value of Perrigo stock to be issued	$855.5

(c)	Reflects the acquisition of the historical book value of Omega’s net assets as of September 27, 2014. Transaction costs are not expected to be incurred by Omega. The Company expects to assume Omega’s outstanding long term debt, consisting of retail bonds with an aggregate principal amount of €600.0 and the borrowings of €491.8, or $761.1 and $623.8, respectively.
(d)	The fair value of finished goods and work-in-process inventory represents the estimated selling price less cost to dispose and a reasonable profit allowance for completing the selling effort. The fair value of work in process inventory represents the estimated selling price less cost to complete, cost to dispose, and a reasonable profit allowance for completing the manufacturing effort.
(e)	Of the total estimated consideration, approximately $3,722 relates to other identified intangible assets. The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for identified intangibles may differ from this preliminary determination.

The fair value of identifiable intangible assets is determined primarily using the “income approach”, which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible assets valuations, from the perspective of a market participant, include the estimated after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting the asset and each cash flow stream, as well as other factors. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change or the timely completion of each project to commercial success will occur. For these and other reasons, actual results may vary significantly from estimated results. The methodologies and significant assumptions utilized to value the intangible assets are as follows:

1)	Indefinite Lived Brands: Omega’s most well-known products that are sold in multiple countries and have a high growth potential. An income approach was utilized to calculate the present value of the projected after-tax cash flows, using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset.

2)	Omega Pharma Trade name: The Omega trade name is well known and has a strong reputation in the industry. An income approach was utilized to calculate the present value of the projected after-tax royalty savings attributable to owning the intangible asset, using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset.

3)	Other Brands: Products that are country specific. An income approach was utilized to calculate the present value of the projected after-tax cash flows, using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset.

4)	Distribution/Generic Product Relationships: Omega has relationships related to its distribution business and sale of generic products. An income approach was utilized to calculate the present value of the projected after-tax cash flows, using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset.

(f)	Prior to the Acquisition, Omega’s historical balance sheet included $16.0 of other intangible assets, $770.7 of goodwill, and $1,159.1 of other indefinite-lived intangible assets. As a result of the transaction, goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.
(g)	Reflects a non-current deferred income tax liability resulting from fair value adjustments for the identifiable intangible assets of $826.0. This estimate of deferred tax liabilities was determined based on the book and tax basis differences of the fair value step-ups attributable to identifiable assets acquired at a weighted average tax rate. The weighted average tax rate was based upon the jurisdictions of the identifiable intangible assets. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired by jurisdiction.

(h)	Represents estimated acquisition-related transaction costs of $27.0. In accordance with ASC 805, acquisition-related transaction costs and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects the $27.0 of costs as a reduction of cash with a corresponding decrease in retained earnings.
(i)	In connection with the Bridge Financing Commitment Letter, $13.7 of debt issuance costs are expected to be incurred. For purposes of the unaudited pro forma condensed combined financial information, the reduction of cash is offset to retained earnings reflecting the one-time nature of these issuance costs. As a result of the one-time nature, no amount of expense is reflected in the unaudited pro forma condensed combined statement of operations.
(j)	Represents the issuance of approximately 6,809,210 shares of Perrigo in the Equity Offering at a price of $152.00 per share, or approximately $1,035. In connection with the Equity Offering, $34.9 in issuance costs are expected to be paid and deducted from the “Ordinary shares” line of the unaudited pro forma condensed combined balance sheet.
(k)	Represents the issuance of $1,600.0 in aggregate principal amount of Senior Notes to finance a portion of the Acquisition. In connection with the incurrence of debt, $14.0 of debt issuance costs are expected to be capitalized and amortized over the life of the underlying issuances.

7. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Three Months Ended September 27, 2014

(a)	Represents the elimination of historic Omega intangible asset amortization of $5.8 and the recorded pro forma amortization expense of $12.9 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization
Omega Pharma tradename	46.0	7	1.6
Other brands	547.0	15	9.1
Distribution/generic relationships	131.0	15	2.2

	$724.0		$12.9

Amortization expense has been calculated on a preliminary basis, using the straight-line method over the estimated useful life.

(b)	Represents the income tax effect of the pro forma adjustments related to the acquisition of Omega calculated using the Irish statutory income tax rate of 12.5% and an Omega effective income tax rate of 27%. The Omega effective income tax rate of 27% represents a reduction from the Belgian statutory income tax rate of 34% due to the mix of income as well as items that are deductible for tax purposes but not for US GAAP accounting treatment. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.
(c)	Represents $16.4 of interest expense on the Senior Notes, including $0.3 of amortized debt issuance costs. The interest rate for each tranche of the Senior Notes will be determined based on the U.S. Treasury rate of a like maturity as the specific tranche of senior notes plus a credit spread. The interest rates assumed for purposes of preparing the accompanying unaudited pro forma condensed combined financial statements may be materially different than the actual interest rates incurred based on market conditions at the time of the financing.

If the interest rate on the Senior Notes were to increase or decrease by 12.5 basis points from the assumed rate, Perrigo’s pro forma net income would increase or decrease by $1.8.

Certain underwriting discounts and other expenses are payable in connection with the issuance of the Senior Notes. The maturities of the Senior Notes vary according to the applicable tranches. For purposes of the unaudited pro forma condensed combined financial information, all debt issuance costs associated with the Senior Notes have been assumed to be allocated to the tranches based on the relative value of each tranche. This resulted in the amortization of $0.3 of debt issuance costs during the period.

8. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Fiscal Year Ended June 28, 2014

(a)	Represents the elimination of historic Omega intangible asset amortization of $24.6 and the recorded pro forma amortization expense of $51.8 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization
Omega Pharma tradename	46.0	7	6.6
Other brands	547.0	15	36.5
Distribution/generic relationships	131.0	15	8.7

	$724.0		$51.8

Amortization expense has been calculated on a preliminary basis, using the straight-line method over the estimated useful life.

(b)	Represents the income tax effect of the pro forma adjustments related to the acquisition of Omega calculated using the Irish statutory income tax rate of 12.5% and an Omega effective income tax rate of 27%. The Omega effective income tax rate of 27% represents a reduction from the Belgian statutory income tax rate of 34% due to the mix of income as well as items that are deductible for tax purposes but not for US GAAP accounting treatment. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities.

(c)	Represents $65.5 of interest expense on the Senior Notes, including $1.4 of amortized debt issuance costs. The interest rate for each tranche of the Senior Notes will be determined based on the U.S. Treasury rate of a like maturity as the specific tranche of senior notes plus a credit spread. The interest rates assumed for purposes of preparing the accompany unaudited pro forma condensed combined financial statements may be materially different than the actual interest rates incurred based on market conditions at the time of the financing.

If the interest rate on the Senior Notes were to increase or decrease by 12.5 basis points from the assumed rate, Perrigo’s pro forma net income would increase or decrease by $7.2.

Certain underwriting discounts and other expenses are payable in connection with the issuance of the Senior Notes. The maturities of the Senior Notes vary according to the applicable tranches. For purposes of the unaudited pro forma condensed combined financial information, all debt issuance costs associated with the Senior Notes have been assumed to be allocated to the tranches based on the relative value of each tranche. This resulted in the amortization of $1.4 of debt issuance cost during the period.

9. The Elan Acquisition and Related Financing

On December 18, 2013, the Company completed the Elan Acquisition. In Perrigo’s historical audited financial statements for the fiscal year ended June 28, 2014, the Company included Elan’s operations for the period from December 18, 2013 through June 28, 2014. The table and adjustments that follow reflect the remaining five months and twenty days of Elan’s operations in 2013 that were not included in Perrigo’s historical audited financial statements for the fiscal year ended June 28, 2014. The fifth column, Elan pro forma adjustments, is used in the unaudited pro forma condensed combined statement of operations for the fiscal year ended June 28, 2014.

	Historical Elan		Historical Elan	Adjustments for the Elan Acquisition and Related Financing		Elan Pro Forma Adjustments
(In Millions)	Three Months Ended September 30, 2013	79 Days Ended December 18, 2013	171 Days Ended December 18, 2013
Continuing Operations
Net sales	$48.6	$43.6	$92.2	$—		$92.2
Cost of sales	—	—	—	137.8	a	137.8

Gross profit	48.6	43.6	92.2	(137.8)		(45.6)

Operating expenses
Distribution	—	—	—	—		—
Research and development	17.4	15.2	32.6	—		32.6
Selling and administration	24.1	15.4	39.5	(107.6	)c	(68.1)
Other net charges	11.4	27.9	39.3	—		39.3
Restructuring	—	74.2	74.2	—		74.2

Total operating expenses	52.9	132.7	185.6	(107.6)		78.0

Operating income (loss)	(4.3)	(89.1)	(93.4)	(30.2)		(123.6)

Interest, net	(1.5)	(0.4)	(1.9)	(39.5	)d	4.2
		—		45.6	e
Other expense, net	0.2	18.4	18.6	—		18.6
Losses on sales of investments	—	—	—	—		—
Net loss on equity method investments	10.1	(10.1)	—	—		—
Net charge on debt retirement	—	—	—	(165.8	)f	(165.8)
Impairment of investments	—	—	—	—		—
Income (loss) from continuing operations	—	—	—	—		—

before income taxes	(13.1)	(97.0)	(110.1)	129.5		19.4
Income tax expense (benefit)	0.7	9.9	10.6	77.9	b	88.5

Net income (loss)	$(13.8)	$(106.9)	$(120.7)	$51.6		$(69.1)

(a)	Adjusted by $137.8 to record pro forma annual amortization expense of $290.0 on the portion of the purchase price allocated to definite-lived intangible assets based on the Tysabri® definite-lived intangible asset of $5,800.0 amortized using the straight-line method over the estimated useful life of 20 years.
(b)	Represents the income tax effect, including the impact of non-deductible items, of the pro forma adjustments related to the acquisition of Elan calculated using the U.S. statutory income tax rate of 37.0%, state taxes, and the Irish statutory income tax rate of 12.5%. The effective tax rate of the combined company could be significantly different depending on the mix of activities.
(c)	Represents $107.6 of Elan acquisition related costs incurred.

(d)	Represents $39.5 of interest expense for Perrigo’s historical term loans, senior notes, and public bonds, including $1.2 of debt issuance cost amortization.
(e)	Represents $45.6 of interest expense from Perrigo’s transaction financing, including debt issuance cost amortization, debt discount amortization, and interest rate swap amortization. The interest rates under Perrigo’s $1,000.0 term loan credit agreement are a function of LIBOR plus an applicable margin based on Perrigo’s credit rating.
(f)	Represents the net charge on debt retirement of $165.8, which consisted of make-whole payments on the public bonds and senior notes of $133.4, write-off of financing fees on the bridge financing of $19.0, and write-off of deferred financing fees and unamortized discount of $13.4.

10. Earnings per Share

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the consolidated basic and diluted weighted average shares of Perrigo. The pro forma basic and diluted weighted average shares outstanding are a combination of historic Perrigo shares and the shares issued as part of the Transaction.

	Three Months Ended September 27, 2014	Fiscal Year Ended June 28, 2014
Continuing operations
Pro forma net income (loss) attributable to common shareholders	$125.9	$169.3

Basic weighted-average number of common shares outstanding - historical	133.9	115.1
Diluted weighted-average number of common shares outstanding - historical	134.4	115.6
Common shares issued as part of the Transaction
Shares issued in connection with the Equity Offering	6.8	6.8
Shares issued to the Sellers	5.4	5.4

Total shares issued in connection with the Transaction	12.2	12.2

Basic weighted-average number of common shares outstanding - pro forma	146.1	127.3
Diluted weighted-average number of common shares outstanding - pro forma	146.6	127.8

Net income (loss) per common share
Basic - pro forma	$0.86	$1.33
Diluted - pro forma	$0.86	$1.32